SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     _______________________________________


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                       (Date of earliest event reported):

                                November 6, 1997

                     _______________________________________


                            THERMO POWER CORPORATION

             (Exact name of Registrant as specified in its charter)


        Massachusetts                1-10573            04-2891371
        (State or other            (Commission       (I.R.S. Employer
        jurisdiction of            File Number)    Identification Number)
        incorporation)

        81 Wyman Street
        Waltham, MA                                       02254-9046
        (Address of principal                             (Zip Code)
         executive offices)


                                 (617) 622-1000
                         (Registrant's telephone number
                              including area code)
PAGE

        Item 2.   Acquisition or Disposition of Assets
                  ------------------------------------

             On November 19, 1997, Thermo Power Corporation (the "Company") acquired 101,235,852 ordinary shares of Peek plc ("Peek"), a London Stock Exchange listed company, for 80 pence per share (an aggregate of 80,988,681.6 British Pounds Sterling (approximately $137,200,000)) in completion of the Company's offer to acquire all of the outstanding ordinary shares of Peek. The Company became unconditionally obligated to acquire these shares on November 6, 1997 after the Company declared the offer unconditional in all respects. Together with shares owned by the Company prior to November 6, the Company now owns approximately 92% of Peek's outstanding ordinary share capital. The Company will acquire the Peek shares that remain outstanding (approximately 9,347,000 shares) for 80 pence per share pursuant to the compulsory acquisition rules applicable to United Kingdom companies.

             The acquisition of the Peek shares was financed with borrowings from Thermo Electron Corporation ("Thermo Electron"), the Company's parent corporation. On November 17, 1997, the Company borrowed $160,000,000 from Thermo Electron pursuant to a promissory note due in 1999. Such note bears interest at a rate equal to the 90-day Commercial Paper Composite Rate as reported by Merrill Lynch Capital Markets, plus twenty-five 25 basis points, and is adjusted quarterly.

             Peek develops and installs equipment to monitor and regulate traffic flow in cities and towns around the globe, including traffic signal synchronization systems to minimize delays, variable message systems to advise drivers of accidents or construction, video systems to give real-time analysis of traffic flows at intersections and on highways, as well as automatic toll-collection systems. Peek had sales of approximately $219,000,000 (excluding sales by businesses disposed of by Peek in 1996 and 1997) in the year ended December 31, 1996.

             The Company has no present intention to use the plants, equipment or other physical property acquired for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, the Company will review the businesses of Peek and their assets, corporate structure, capitalization, operations, properties, policies, management and personnel. The Company may develop plans or proposals, including mergers, transfers of a material amount of assets or other transactions or changes relating to the acquired businesses. Any such transaction might involve Thermo Electron or another subsidiary of Thermo Electron.
PAGE

        Item 7.   Financial Statements, Pro Forma Combined Condensed
                  --------------------------------------------------
        Financial Information and Exhibits.
        ----------------------------------


                  (a) Financial Statements of Businesses Acquired: As it is impracticable to file information meeting the requirements of this Item 7(a) at this time, it will be filed by amendment within the time period permitted by Item 7(a)(4) of Form 8-K.

                 (b)  Pro Forma Combined Condensed Financial
                       Information: As it is impracticable to file information meeting the requirements of this Item 7(b) at this time, it will be filed by amendment within the time period permitted by Item 7(a)(4) of Form 8-K.

                 (c)  Exhibits:

                      10.1   Promissory Note in the principal amount of
                              $160,000,000 issued by the Company to
                              Thermo Electron Corporation




                                   SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 21st day of November, 1997.


                                      THERMO POWER CORPORATION


                                      By: /s/ J. Timothy Corcoran
                                          ---------------------------
                                           J. Timothy Corcoran
                                           President and Chief Executive
                                           Officer